Exhibit 21
THE TORO COMPANY AND SUBSIDIARIES
Subsidiaries of Registrant

The following are significant subsidiaries of The Toro Company as of December 13, 2019.

Name	State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned
American Augers, Inc.	Delaware	100%
Anvil Land and Properties, Inc.	Oklahoma	100%
Bull Emerging Ventures, Inc.	Delaware	100%
Bureau Commercial Marketing SAS	France	90%
DW/TXS Construction Equipment (Beijing) Co., Ltd.	China	60%
Earth Tool Company, LLC	Wisconsin	100%
Earth Tool Parent Company, Inc.	Delaware	100%
Exmark Manufacturing Company Incorporated	Nebraska	100%
Georgia Equipment Specialists, LLC	Georgia	100%
Hahn Equipment Co.	Minnesota	100%
HammerHead Tool Company, LLC	Wisconsin	100%
Hayter Holdings Limited	United Kingdom	100%
Hayter Limited	United Kingdom	100%
International Underground Systems, SL	Spain	100%
Irritrol Systems Europe Productions S.r.l.	Italy	100%
Irritrol Systems Europe S.r.l.	Italy	100%
Lawn-Boy, Inc.	Delaware	100%
Michigan Underground Specialists, LLC	Michigan	100%
MTI Distributing, Inc.	Minnesota	100%
Perrot-Polska s.p. zoo	Poland	100%
Radius HDD Direct LLC	Oklahoma	100%
Rain Master Irrigation Systems, Inc.	California	100%
Red Iron Acceptance, LLC	Delaware	45%
Red Iron Holding Corporation	Delaware	100%
Regnerbau Calw GmbH	Germany	100%
RS Lining Systems, LLC	Delaware	100%
Storr Tractor Company	Delaware	100%
Subsite, LLC	Oklahoma	100%
Texas Underground Xperts, Inc.	Texas	100%
The Charles Machine Works, Inc.	Oklahoma	100%
The Holiman Co. Inc.	Pennsylvania	100%
The ShopToro Company	Minnesota	100%
The Toro Company (Asia) Pte. Limited	Singapore	100%
The Toro Company (Canada), Inc.	New Brunswick, Canada	100%
Toro (China) Irrigation Equipment Co., Ltd.	People’s Republic of China	100%
Toro Australia Group Sales Pty. Ltd.	Australia	100%
Toro Australia Pty. Limited	Australia	100%
Toro Company de Mexico, S. de R.L. de C.V.	Mexico	100%
Toro Credit Company	Minnesota	100%
Toro Europe N.V.	Belgium	100%
Toro Finance Company	California	100%
Toro Finance Ltd.	Cayman Islands	100%
Toro Germany I GmbH	Germany	100%
Toro Global Services Company	Minnesota	100%
Toro International Company	Minnesota	100%
Toro LLC	Delaware	100%

Name	State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned
Toro Luxembourg S.à.r.l.	Luxembourg	100%
Toro Manufacturing and Sales, S.R.L.	Romania	100%
Toro Manufacturing LLC	Delaware	100%
Toro Mexico Holdings LLC	Minnesota	100%
Toro Principal Manufacturing Limited	England	100%
Toro Purchasing Company	Minnesota	100%
Toro R&D Company	Minnesota	100%
Toro Receivables Company	Delaware	100%
Toro Sales Company	Minnesota	100%
Toro Technology Center India LLP	India	100%
Toro Warranty Company	Minnesota	100%
Tover Overseas B.V.	Netherlands	100%
Tover Overseas I C.V.	Netherlands	100%